ESCROW AGREEMENT

This ESCROW AGREEMENT, dated the 30Th day

of September, 2016, is made by and among Carson Holdings, LLC and Joseph C. Passalaqua, ("Sellers"), AmericaTowne, Inc. ("Buyer") whose names and addresses are set forth on Exhibit A attached hereto (each, an "Escrowing Party" and collectively, the "Escrowing Parties") and Jones & Haley, P.C. (the "Escrow Agent").

WITNESSETH:

WHEREAS the Escrowing Parties have entered into a Stock Purchase Agreement (the "**SPA**"), pursuant to which Buyer have agreed to purchase from Sellers and Sellers have agreed to sell to Buyer 65,000,000 shares of the outstanding shares of capital stock, (the "**Shares**") of EXA, Inc. (the "Company") for an aggregate purchase price of $175,000 (the "Purchase Price"); and

WHEREAS, the Buyer has agreed to place in escrow with the Escrow Agent cash in the amount of $ 25,000 (the "Escrowed Funds") and the Sellers have agreed to place in escrow with Escrow Agent certain certificates (the "Escrowed Certificates") representing shares of the common stock of the Company (the "Shares"), which Escrowed Certificate(s) shall be fully endorsed in favor of Buyer or (ii) delivered together with an assignment separate from certificate ("**Stock Power(s)**") fully executed by the Sellers in favor of Buyer; and

WHEREAS, Escrow Agent shall, pursuant to the terms of this Agreement, hold the Escrowed Funds and Escrowed Certificates in Escrow for the benefit of the Escrowing Parties;

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Escrowing Parties hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Duties and Liability of Escrow Agent. The duties and liabilities of the Escrow Agent are as follows:

2.1 The Escrow Agent shall hold in escrow for the benefit of the respective parties as set forth herein (i) the Shares together with the Stock Powers, if any, executed by the Sellers, (ii) the SPA executed by each respective party hereto, (iii) the cash paid by the Buyer for the Shares and/or debt of the Company;

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2.2 Upon receipt of (i) the Shares fully endorsed in favor of Buyer (or with Stock Powers fully executed in favor of Buyer) and (ii) cash in the amount of the Escrowed Funds, the Escrow Agent shall deliver to the Buyer the Shares and/or debt (fully endorsed in favor of Buyer (or with Stock Powers fully executed in favor of Buyer) and the Escrowed Funds shall be delivered to the Sellers or Sellers designee.

3. Delivery.

3.1 Delivery of the Escrowed Funds. The Buyer shall deliver the Escrowed Funds to the Escrow Agent by cashier's check or wire transfer to the following account of the Escrow Agent:

Account Name: JONES & HALEY, P.C. CLOSING ESCROW ACCOUNT

Bank Name:	Bank of America
Bank Address:	600 Peachtree Street, NE Atlanta, GA 30308
Bank Routing No.:	0260-0959-3
Account No.:	003344874345

3.2 Delivery of the Escrowed Certificate(s). Sellers and/or its shareholders shall deliver the Share Certificates as set forth in Exhibit A to:

Jones & Haley, P.C.
115 Perimeter Center Place, Suite 170
Atlanta, GA 30346
Attn.: Richard W. Jones

4. Escrow Agent to Hold and Disburse Purchase Amount. The Escrow Agent will hold and disburse the Escrowed Funds and Escrowed Shares received by it pursuant to the terms of this Escrow Agreement, as follows:

4.1 Upon receipt of written instructions from each of the Escrowing Parties, Escrow Agent shall release the Escrowed Funds and Escrowed Shares as directed in the instructions.

4.2 In the event that Escrow Agent receives conflicting instructions from any Escrowing Party, all Escrowed Funds and Escrowed Shares shall be returned to the respective Escrowing Party, minus escrow fees.

4.3 In the event that the Escrow Agent does not receive any instructions by a date that is 120 days from the date of this Agreement (the "Escrow Termination Date") all Escrowed Funds and Escrowed Shares shall be returned to the respective Escrowing Party, minus escrow fees.

4.4 In the event that prior to the Escrow Termination Date, Escrow Agent receives instructions from some, but not all Escrowing Parties, all Escrowed Funds and Escrowed Shares shall be returned to the respective Escrowing Party, minus escrow fees.

4.5 All disbursements from the Escrow Account shall be made by the Escrow Agent only pursuant to this Section 4, except for disbursements authorized upon court order. In disbursing the escrow account funds, the Escrow Agent shall be authorized to rely solely on written instructions that the Escrow Agent receives from the executive officers of the Escrowing Parties or their duly authorized agents, whether or not such instructions are correct, true, or authentic; provided that, if, in the opinion of the Escrow Agent, such written instructions are unclear, the Escrow Agent shall be authorized to rely upon the opinion of legal counsel in distributing such funds, to the effect that distribution of the funds is authorized by written instructions of the executive officers of the Escrowing Parties and that distribution of the funds in the manner contemplated by the Escrow agent is authorized by and in compliance with such written instructions.

5. Exculpation and Indemnification of Escrow Agent.

5.1 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of document or any other person, to perform such person's obligations under any such document. Except for amendments to this Escrow Agreement referenced below, and except for written instructions given to the Escrow Agent by the Escrowing Parties relating to the Escrowed funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

5.2 The Escrow Agent shall not be liable to any party hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced in writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

5.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement

thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed funds pursuant to the provisions hereof.

5.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without Inc.urring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

5.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of Income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the parties against any liability for taxes and for any penalties in respect of taxes, on such investment Income or payments.

5.6 The Escrow Agent shall be indemnified and held harmless by each Escrowing Party jointly and severally from and against all expenses, Inc.luding all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, and the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve an Escrowing Party from any liability it may have to the Escrow Agent hereunder, notwithstanding any obligation to make payments of monies as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 8.

5.7 For the purpose hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, Inc.luding, but not limited to, counsel fees and disbursements, paid or Incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.8 In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting or failing to act; provided, the Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement.

Accordingly, the Escrow Agent shall not incur any such liability with respect to:

> (a) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Escrowing Parties given with respect to any questions related to the duties and responsibilities of the Escrow Agent hereunder or
>
> (b) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons, and to conform with the provisions of this Agreement.

5.9 The Escrowing Parties agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, and expenses, Inc.luding without limitation reasonable costs of investigation and counsel, fees, and disbursements which may be imposed upon the Escrow Agent or Incurred by it in connection with its acceptance of this appointment as Escrow Agent hereunder or the performance of its duties hereunder, including without limitation any litigation arising from this Agreement or involving the subject matter hereof; except that, if the Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement, then, in that event, the Escrow Agent shall bear all such losses, claims, damages, and expenses. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from the property held by Escrow Agent hereunder.

5.10 In the event of any reasonable uncertainty as to its duties hereunder, the Escrow Agent shall be entitled to refuse to act under the terms of the Agreement and to tender unto the custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon be discharged from all further duties under this Agreement; the Escrow Agent, if acting in good faith, shall incur no liability to the Escrowing Parties, or any other person as a result of said action. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings will not deprive the Escrow Agent of its compensation earned prior to such filing.

5.11 Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated

therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

6. Termination of Agreement and Resignation of Escrow Agent

6.1 This Escrow Agreement shall terminate on the disbursement of the Shares and the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the other Escrowing Parties hereto under Sections 5 and 8 shall survive the termination hereof. The foregoing notwithstanding, upon the delivery to the Escrow Agent of cash in the amount of the Escrowed Funds, the Buyer shall not have any obligation to return any Shares to Sellers which have been delivered to Buyer in exchange for the Escrowed Funds as provided hereunder.

6.2 The Escrow Agent may resign at any time and be discharged from it duties as Escrow Agent hereunder by giving the Escrowing Parties at least five (5) business days' written notice thereof (the "Notice Period"). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from each Escrowing Party, within the Notice Period, turn over to a successor escrow agent appointed by the Escrowing Parties, all Escrowed Funds (less such amount as the Escrow Agent entitled to retain pursuant to Section 8) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the Buyer and the Shares to the Sellers (less such amount as the Escrow Agent entitled to retain pursuant to Section 8).

7. Form of Payments by Escrow Agent

7.1 Any payments by the Escrow Agent to an Escrowing Party pursuant to the terms of this Escrow Agreement shall be made by check or wire transfer, at its discretion.

7.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

8. Compensation: Escrow Agent shall be entitled to the following compensation from the Escrowing Parties:

8.1 Escrow Fee: The Escrowing Parties shall pay an escrow fee to the Escrow Agent of $1,200.00, to be divided equally between Sellers and Buyer, such payments shall be made by withholding the Escrow Fee from the Escrowed Funds delivered to the Parties.

8.2 Interest: The Escrowing Parties hereby agree that Escrow Agent shall retain 100% of the interest (if any) earned during the time the Escrowed Funds are held in escrow hereunder.

9. Notices: All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by email, by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses set forth herein or listed in Exhibit A.

10. Further Assurances: From time to time on and after the date hereof, the Escrowing Parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

11. Consent to Service of Process Each Escrowing Party hereby irrevocably consents to the jurisdiction of the courts of Georgia and specifically consent to jurisdiction and venue in DeKalb County, Georgia in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to them at the addresses listed on Exhibit A.

12. Miscellaneous.

12.1 This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby," "hereof," "hereunder," and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

12.2 This Escrow Agreement and the rights and obligations hereunder of an Escrowing Party may not be assigned by such party. This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent. This Escrow Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express

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written agreement executed by the Escrow Agent and all Escrowing Parties. This Escrow Agreement is intended to be for the sole benefit of the parties hereto, and their respective successors, heirs and assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

12.3 This Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia. The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.4 Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

12.5 Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any property deposited hereunder.

12.6 In rendering the services required of the Escrow Agent hereunder, the parties hereto acknowledge that the Escrow Agent's responsibilities and duties are limited to that described in this Agreement and that the Escrow Agent has no interest in nor is it participating in any manner in the offer and sale of the Shares hereinabove described.

13. Execution of Counterparts. This Escrow Agreement may be executed in a number of counterparts, by facsimile, or email each of which shall be deemed to be an original as against any part of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the day and year first above written.

By Escrow Agent:

JONES & HALEY, P.C.

By: [signature]
Richard W. Jones, Authorized Officer

9-30-16
Date

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By Sellers:

Joseph C. Passalaqua

9-29-2016
Date

CARSON HOLDINGS, LLC

By: Joseph J. Passalaqua, Manager

9/29/16
Date

By Buyer:

AmericaTowne, Inc.

By: Authorized Officer

9/29/2016
Date

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EXHIBIT A: PARTIES TO THE ESCROW

Escrow Agent: Jones & Haley, P.C.
Contact: Richard W. Jones
117 Perimeter Center Place, Suite 170
Atlanta, GA 30346

Telephone: (770) 804-0500
Fax: (770) 804-0509
Email: jones@corplaw.net

BUYER: AmericaTowne, Inc.
4700 Homewood Court, Suite 100
Raleigh, NC 27609

Fees due escrow agent:	$	600.00
Cash to be deposited:	$	175,000

SELLERS: Carson Holdings, LLC
Manager: Joseph J. Passalaqua
8744 Riverhouse Path
Brewerton, NY 13029
(35,000,000 Shares)

Joseph C. Passalaqua
Address: 7325 Oswego Road
Liverpool, NY 13090
Emails: jopass@yahoo.com
(30,000,000 Shares)

Fees Due Escrow Agent: $600.00
Shares to be Deposited: EXA, Inc., 65,000,000 shares of common stock

Bank Information of Sellers:

Solvay Bank
1537 Milton Avenue
Solvay, NY 13209
Telephone: (315) 468-1661
Fax: (315) 488-9175
ABA: 021309735
Account No.: 87-006-664

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